UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39158	65-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	OTCQB
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2025, AppTech Payments Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with GS Capital Partners, LLC (“GS Capital”), pursuant to which the Company issued a promissory note in the aggregate principal amount of $300,000 (the “Note” and together with the Purchase Agreement, the “Transaction Documents”) to GS Capital. The Note was issued with an original issue discount of $50,000, resulting in gross proceeds to the Company of $250,000 before deducting transaction expenses.

The Note bears interest at a rate of 10% per annum and matures on July 31, 2026, unless earlier converted or repaid in accordance with its terms. Principal payments are to be made in six (6) installments of $54,041.84 each, commencing on the 180th day following the Issue Date and continuing every thirty (30) days for five (5) months thereafter, with the final payment of principal and interest due on the maturity date. The Note may be prepaid in whole or in part without penalty.

The Note is convertible at the option of GS Capital into shares of the Company's common stock, $0.001 par value per share (the “Common Stock”), at a fixed conversion price of $2.00 per share, subject to adjustment as set forth in the Note. In the event of default, the conversion price will be 80% of the lowest VWAP of the Common Stock during the ten (10) trading days prior to the conversion date, representing a 20% discount. The Note contains a beneficial ownership limitation of 4.99%. The Company is required to reserve from its authorized and unissued Common Stock a number of shares sufficient to permit the full conversion of the Note, as described in the Note.

The Note contains customary events of default, including, but not limited to, failure to pay principal or interest when due, failure to issue shares upon conversion, breaches of covenants or representations, bankruptcy or insolvency events, and certain other events as described in the Note. Upon an event of default, the outstanding principal amount of the Note, plus accrued interest and any other amounts due, may become immediately due and payable at the option of GS Capital, and the Company may be required to pay a default amount equal to 150% of the outstanding principal and accrued interest, plus any other amounts owed under the Note. The Note also provides for liquidated damages in the event of failure to deliver shares upon conversion, as well as cross-default provisions with other debt of the Company to GS Capital.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and GS Capital, including, among other things, restrictions on certain corporate actions without GS Capital’s consent, and indemnification provisions.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties, and covenants contained in such agreements were made solely for the purposes of such agreements and as of specific dates, were intended to be solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Transaction Documents above of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K with respect to the Transaction Documents is incorporated by reference into this Item 3.02. The Note and the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit

Number	Exhibit Description
10.1	Securities Purchase Agreement, dated August 7, 2025, by and between AppTech Payments Corp. and GS Capital Partners, LLC.
10.2	Promissory Note, dated August 7, 2025, issued by AppTech Payments Corp. to GS Capital Partners, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: August 12, 2025	By:	/s/ Thomas DeRosa
Thomas DeRosa
Chief Executive Officer

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